Exhibit 32

Section 1350 Certification

We, John W. Ketchum and Terrell Kirk Crews II, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Quarterly Report on Form 10-Q of NextEra Energy Partners, LP (the registrant) for the quarterly period ended March 31, 2023 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	April 25, 2023

JOHN W. KETCHUM
John W. Ketchum Chairman and Chief Executive Officer of NextEra Energy Partners, LP

TERRELL KIRK CREWS II
Terrell Kirk Crews II Chief Financial Officer of NextEra Energy Partners, LP

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).